                                                                      EXHIBIT 11

                            DRCA MEDICAL CORPORATION
                    SCHEDULE RE:  EARNINGS (LOSS) PER SHARE
                  For the three years ended December 31, 1995




                                                1995        1994        1993
                                             ----------  ----------  -----------
          Primary
            Average shares outstanding        5,285,975   5,269,975   5,066,311
            Net effect of dilutive stock
              options and warrants,
              based on the treasury
              stock method using average
              market price                      150,583       8,715          --
                                             ----------  ----------  ----------

                                              5,436,558   5,278,690   5,066,311
                                             ==========  ==========  ==========

          Net income (loss)                  $  517,714  $  413,737  $ (784,547)
                                             ==========  ==========  ==========
          Earnings (loss) per share          $      .10  $      .08  $     (.15)
                                             ==========  ==========  ==========
          Fully diluted
            Average shares outstanding        5,285,975   5,269,975   5,066,311
            Net effect of dilutive stock
              options and warrants, based
              on the treasury stock
              method using the year-end
              market price, if higher
              than average market price         150,583       8,715          --
                                             ----------  ----------  ----------

                                              5,436,558   5,278,690   5,066,311
                                             ==========  ==========  ==========

          Net income (loss)                  $  517,714  $  413,737  $ (784,547)
                                             ==========  ==========  ==========

          Earnings (loss) per share          $      .10  $      .08  $     (.15)
                                             ==========  ==========  ==========
